EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of The Stephan Co. on Form S-8 of our report dated April 9, 1998, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in such Registration Statement.


Deloitte & Touche L.L.P.

Deloitte & Touche L.L.P.


May 18, 1998

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